Exhibit 99.1

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

Investor Relations

314/994-2897

FOR IMMEDIATE RELEASE

Arch Coal, Inc. Announces Executive Succession Plan

ST. LOUIS, February 28, 2020 – Arch Coal, Inc. (NYSE: ARCH) today announced that John W. Eaves will retire as Arch’s chief executive officer at the corporation’s annual meeting on April 30, 2020, and will assume the position of executive board chair. James N. Chapman, who has served as Arch’s board chair since the company completed its restructuring process in October 2016, will transition to lead independent director at that time. Paul A. Lang, Arch’s president and chief operating officer, will succeed Eaves as chief executive officer and is joining the board.

“Today’s announcement represents the culmination of a long-scheduled and carefully planned succession process,” said Chapman. “Through his vision and leadership, John has built a tremendous platform for long-term value creation and growth, spearheading Arch’s transformation into a premier U.S. producer of metallurgical products for the global steel industry. The board is delighted that he has agreed to accept the new executive chair role, where he can continue to use his great strategic abilities and vast market knowledge to help lead the company forward.”

“It has been an honor to serve as Arch’s chief executive officer over the course of the past eight years,” Eaves said. “While I’m ready to pass the baton as CEO, I’m excited about the opportunity to continue to work with the board and the management team in this new capacity. At the same time, I am highly confident that Paul is the ideal person to succeed me as CEO. Paul has been an instrumental and driving force at Arch for many years, and brings to the CEO role tremendous experience and expertise in all aspects of our business. I know he will lead Arch to even greater success in the years ahead.”

“I am humbled that the board has chosen me as Arch’s next CEO, and I look forward to building on the strong foundation that John has established,” Lang said. “I share John’s conviction that Arch’s long-term success will depend upon our ability to drive operational excellence throughout the organization while maintaining our steadfast commitment to industry-leading mine safety and environmental stewardship practices. Moreover, I am confident that Arch is on the right strategic course, and I’m excited about working with the entire Arch team to deliver exceptional results for our owners and other key stakeholders going forward.”

John W. Eaves has served as Arch’s chief executive officer since 2012 and as a member of Arch’s board of directors since 2006. During his tenure with the company, he has also held the positions of president and chief operating officer; senior vice president of marketing; and president of Arch Coal Sales, the corporation’s marketing subsidiary. He joined the corporation in 1987. He earned a Bachelor of Science degree from the University of Kentucky and an Advanced Management Degree from Harvard Business School, and is past chair of the National Coal Council and past vice chair of the National Mining Association. In addition to his duties at Arch, Eaves currently serves on the board of CF Industries Holdings, a global leader in the manufacturing and distribution of nitrogen products.

James N. Chapman has served as Arch’s board chair since 2016, and serves as a board member of Hexion, Inc., Neenah Enterprises, Inc., Eco-Bat Technologies, Inc. and American Media LLC. He has also served on the boards of AerCap Holdings NV, Tower International and Tembec Inc. during the past five years.

Paul A. Lang has served as Arch’s president and chief operating officer since 2015. In this capacity, Lang is responsible for the corporation’s mining portfolio and its marketing and logistics functions. Lang joined Arch in 1984 and – prior to his current role – served as Arch’s executive vice president and chief operating officer. He previously held a variety of engineering and operating positions at both the company’s eastern and western operations, and served on Arch’s board of directors from 2014 through 2016. Lang is a member of the board of Knight Hawk Coal Company and the National Mining Association, and served on the board of Advanced Emissions Solutions from 2013 through 2017. He earned a Bachelor of Science degree from Missouri University of Science and Technology (Rolla) in mining engineering, is a graduate of Harvard Business School’s Advanced Management Program, and was awarded an honorary professional mining engineering degree from Missouri University of Science and Technology. He is past chair of the University of Wyoming’s School of Energy Resources Council and a past member of the Wyoming Healthcare Commission.

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries. Arch operates a streamlined portfolio of large-scale, low-cost mining complexes that produce high-quality metallurgical coals in Appalachia and low-emitting thermal coals in the Powder River Basin and other strategic supply regions. For more information, visit www.archcoal.com.

Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan; from our ability to successfully integrate the operations that we acquire; from our ability to complete the joint venture transaction with Peabody Energy in a timely manner, including obtaining regulatory approvals and satisfying other closing conditions; from our ability to achieve expected synergies from the joint venture; from our ability to successfully integrate the operations of certain mines in the joint venture; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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